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Exhibit 1.1

WILLDAN GROUP, INC.
3,220,000 Shares*
Common Stock
($0.01 par value per share)

Underwriting Agreement

*
Includes 420,000 shares subject to an option to purchase additional shares to cover over-allotments.

            , 2006

Wedbush Morgan Securities Inc.
    as Representative of the several
    Underwriters named in Schedule I hereto
c/o Wedbush Morgan Securities Inc.
1000 Wilshire Boulevard, 10th Floor
Los Angeles, California 90017

Dear Sirs:

        Willdan Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the "Underwriters") an aggregate of 2,000,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), and the stockholder of the Company named in Schedule II hereto (the "Selling Stockholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 800,000 shares of Common Stock. The aggregate of 2,800,000 shares to be sold by the Company and the Selling Stockholder is herein called the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 420,000 shares (the "Optional Shares") of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

        The Company hereby acknowledges that, in connection with the proposed offering of the shares, it has requested Wedbush Morgan Securities Inc. to administer a directed share program (the "Directed Share Program") under which up to 280,000 Firm Shares, or 10% of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares"), shall be reserved for sale by Wedbush Morgan Securities Inc. at the initial public offering price to the Company's officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the "Directed Share Participants") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied Wedbush Morgan Securities Inc. with the names, addresses and telephone number of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

        1.    Representations and Warranties.

          (a)    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)    A registration statement on Form S-1 (File No. 333-136444) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement including any pre-effective amendments thereto and any post-effective amendments thereto, each in the form heretofore delivered to Wedbush Morgan Securities Inc. have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits to the foregoing; and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; the term "Pricing Prospectus" as used herein means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(ii) hereof); any reference herein to "Issuer Free Writing Prospectus" refers to any "issuer free writing prospectus" as defined in Rule 433 under the Act;

            (ii)   For the purposes of this Agreement, the "Applicable Time" is     p.m. (Eastern Time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, and other documents listed on Schedule III(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus listed on Schedule III(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to any statements or omissions made in the Pricing Disclosure Package or any other Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Wedbush Morgan Securities Inc. expressly for use therein or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

            (iii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Wedbush Morgan Securities Inc. expressly for use therein or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

            (iv)  The Registration Statement and all Preliminary Prospectuses conform, at the time of filing thereof, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will conform, at the time of filing thereof, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, any Preliminary Prospectus and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to any Preliminary Prospectus, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus or the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Wedbush Morgan Securities Inc. expressly for use therein or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

            (v)   There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement, as required; the contracts so described in the Pricing Prospectus and the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against the Company or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company's knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a material adverse change in the general affairs, business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

            (vi)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, in or affecting the general affairs, business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and (ii) the Company or its subsidiaries have not entered into any material transaction or incurred any material obligation outside of the ordinary course of business, otherwise than as set forth in the Pricing Prospectus;

            (vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other tangible properties and assets described in the Pricing Prospectus as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Pricing Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted;

            (viii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own or hold its properties and conduct its business as described in the Pricing Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to have such power or authority or be so qualified or in good standing would not have a material adverse effect on the business, management, financial positions, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

            (ix)  The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained or incorporated by reference in the Pricing Prospectus and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company (i) have been duly and validly authorized and issued, are fully paid and non-assessable and (ii) except as disclosed in the Pricing Prospectus and the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus and the consolidated financial statements of the Company and the related notes thereto contained in the Pricing Prospectus and the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company's stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Pricing Prospectus and the Prospectus are materially accurate and fairly present the information required by the Act and the published rules and regulations of the Commission thereunder to be shown with respect to such plans, options and rights;

            (x)   The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Pricing Prospectus and the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder pursuant to the public offering contemplated by this Agreement;

            (xi)  The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein;

            (xii) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement, the application of the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under "Use of Proceeds" and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company as currently in effect or (iii) conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, for clauses (i) and (iii), any such conflict, breach or violation that could not, individually, or in the aggregate, be reasonably expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

            (xiii) All offers, sales or other issuances of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration of the applicable state securities or Blue Sky laws, except for such sales or other issuances for which the Company has conducted rescission offers in accordance with applicable state securities laws;

            (xiv) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) only, for any such default that could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (xv) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Pricing Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; no labor disturbance by the employees of the Company or any of its subsidiaries that is reasonably like to result in a Material Adverse Effect exists or, to the knowledge of the Company, is imminent; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body;

            (xvi) Except as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted; and (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit;

            (xvii) The Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, "Environmental Laws") and (ii) are in material compliance with all terms and conditions of any such permit, license or approval. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

            (xviii) KPMG LLP, who have audited certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

            (xix) The consolidated financial statements of the Company, and the related notes thereto, included in the Registration Statement and the Pricing Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as certified by the independent registered public accounting firm named in paragraph (xviii) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Pricing Prospectus under the captions "Capitalization," "Selected Consolidated Financial and Other Data" and "Prospectus Summary—Summary Consolidated Financial and Other Data" fairly present the information set forth therein on the basis stated in the Registration Statement;

            (xx) The Company and its subsidiaries own, or possess and/or have been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of its business as such business is described in the Pricing Prospectus (collectively, the "Registered Intellectual Property"). The Company and its subsidiaries have no knowledge of any infringement or misappropriation by third parties of conflict with asserted rights of others of (a) any of the Registered Intellectual Property, or (b) any inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Pricing Prospectus (collectively, the "Other Intellectual Property," and together with the Registered Intellectual Property, the "Intellectual Property") which could reasonably be expected to result in a Material Adverse Effect, nor is there any pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights of title or other interest in or to any Intellectual Property. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others. The Company is not aware of (i) any grounds for an interference proceeding before the United States Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company, or (ii) any facts which would bar the grant of a patent from each of the patent applications, if any, described in the Pricing Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise. There is no act or omission by the Company or its agents or representatives of which the Company has knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid;

            (xxi) Except as for such taxes, assessments, fines or penalties, the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects, and have paid all taxes shown as due thereon; and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries;

            (xxii) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds as described in the Pricing Prospectus will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xxiii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Pricing Prospectus;

            (xxiv) The board or executive officers of the Company, its subsidiaries or, to the Company's knowledge, any other person associated with or acting on behalf of the Company or its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law; (iii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States and any respective jurisdiction thereof; (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (v) made any other unlawful payment;

            (xxv) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (xxvi) The Common Stock of the Company has been registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Company is not required to take any further action for the inclusion of the Shares on the Nasdaq Global Market;

            (xxvii) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Pricing Prospectus which have not been described as required;

            (xxviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

            (xxix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

            (xxx) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder to which the Company is subject, and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon the effectiveness of such provisions;

            (xxxi) Without the prior consent of Wedbush Morgan Securities Inc., the Company has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; and any free writing prospectuses, the use of which have been consented to by the Company and Wedbush Morgan Securities Inc., are listed on Schedule III(a) or III(b) hereto;

            (xxxii) The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

            (xxxiii) The Company has taken all actions necessary so that any "road show" (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act and the rules and regulations adopted by the Commission thereunder; and

            (xxxiv) Except as otherwise disclosed in the Pricing Prospectus, the Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (b)    Representations, Warranties and Covenants of the Selling Stockholder.    The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

              (i)  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

             (ii)  The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the Trust Agreement or Declaration of Trust of the Selling Stockholder, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of clauses (i) and (iii), any such breach, conflict or violation that would not, individually, or in the aggregate, result in a Material Adverse Effect;

            (iii)  Upon delivery of such Shares and payment therefor pursuant hereto, the Selling Stockholder will transfer to the several Underwriters, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims;

            (iv)  The Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company that is not set forth in the Pricing Prospectus;

             (v)  The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (vi)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Registration Statement and Preliminary Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

           (vii)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to Wedbush Morgan Securities Inc. prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (viii)  Certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Underwriters (the "Custody Agreement"), duly executed and delivered by the Selling Stockholder to U.S. Stock Transfer Corporation, as custodian (the "Custodian"), and the Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to Wedbush Morgan Securities Inc. (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as the Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

            (ix)  The Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable to the extent provided thereunder, subject to the terms and conditions of this Agreement; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder, subject to and in accordance with, the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

             (x)  the Selling Stockholder is not a member of or an affiliate of or associated with any member of the NASD;

            (xi)  Nothing has come to the attention of the Selling Stockholder that has caused the Selling Stockholder to believe that the representations and warranties of the Company in Section 1(a) are not true and correct, and the Selling Stockholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment of supplement thereto, or any Issuer Free Writing Prospectus that has adversely affected or is reasonably expected to adversely affect the business of the Company or any of its subsidiaries; and

           (xii)  Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred or will use or refer to any "free writing prospectus" as defined in Rule 405 under the Act, relating to the Shares.

        2.    Shares Subject to Sale.    On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

          (a)   The Company and the Selling Stockholder agree, severally and not jointly (in accordance with the allocation set forth in Schedule II hereto), to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at the First Time of Delivery, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by Wedbush Morgan Securities Inc. so as to eliminate fractional shares) determined in each case by multiplying the aggregate number of Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by the Underwriters from the Company and the Selling Stockholder hereunder; and

          (b)   In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company (as and to the extent indicated in Schedule II hereto) agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the Second Time of Delivery, at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by Wedbush Morgan Securities Inc. so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to 420,000 Optional Shares, at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice (the "Election Notice") from Wedbush Morgan Securities Inc. to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Wedbush Morgan Securities Inc. but in no event earlier than the First Time of Delivery or, unless Wedbush Morgan Securities Inc. and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.    Offering.    Upon the authorization by Wedbush Morgan Securities Inc. of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.    Closing.    Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Wedbush Morgan Securities Inc. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholder, shall be delivered by or on behalf of the Company and the Selling Stockholder to Wedbush Morgan Securities Inc. for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company and the Custodian, as their interests may appear, all at the office of Wedbush Morgan Securities Inc., 1000 Wilshire Boulevard, 10th Floor, Los Angeles, California 90017. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern time, on            , 2006 or such other time and date as Wedbush Morgan Securities Inc. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern time, on the date specified by Wedbush Morgan Securities Inc. in the Election Notice, or at such other time and date as Wedbush Morgan Securities Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as Wedbush Morgan Securities Inc. may specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by Wedbush Morgan Securities Inc.

        5.    Covenants of the Company.    The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Act, to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus or Prospectus which shall be reasonably disapproved by Wedbush Morgan Securities Inc. promptly giving reasonable notice thereof; to advise Wedbush Morgan Securities Inc., promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Pricing Prospectus or the Prospectus or any amended Pricing Prospectus or Prospectus has been filed and to furnish Wedbush Morgan Securities Inc. copies thereof; to advise Wedbush Morgan Securities Inc., promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)   The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

          (c)   Promptly, from time to time, to take such action as Wedbush Morgan Securities Inc. may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Wedbush Morgan Securities Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (d)   To furnish the Underwriters with copies of each Issuer Free Writing Prospectus, any Preliminary Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify Wedbush Morgan Securities Inc. and upon Wedbush Morgan Securities Inc.'s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (e)   To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (f)    During the period beginning from the date hereof and continuing to and including the 180 days after the date of the Prospectus (the "Lock-Up Period"), will not, without the prior written consent of Wedbush Morgan Securities Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable for Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or any such securities, in cash or otherwise, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The foregoing sentence shall not apply to (A) the registration of Shares and the sale of Shares to the Underwriters pursuant to this Agreement, (B) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, (C) other than the grant of options described in the Prospectus, the issuance and registration of employee stock options not exercisable during the Lock-Up Period pursuant to stock option or warrant plans described in the Registration Statement and (D) the issuance and registration of shares pursuant to the 2006 Employee Stock Purchase Plan; provided, however, that if (I) during the period that begins on the date that is 17 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (II) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this clause (f) shall continue to apply until the expiration of the date that is 18 calendar days after the date of such issuance of the earnings release or the material news or the material event occurs;

          (g)   To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (h)   During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters upon request copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver to the Underwriters as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq Global Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy each of the requirements of this subsection by making any such reports or other communications generally available on its website;

          (i)    To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Pricing Prospectus and the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

          (j)    Not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised during the Lock-Up Period;

          (k)   To use its best efforts to list for quotation, subject to notice of issuance, the Shares on the Nasdaq Global Market System;

          (l)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (m)  To give prompt notice to Wedbush Morgan Securities Inc. if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if requested by Wedbush Morgan Securities Inc., to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

          (n)   If the Company elects to rely upon rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        6.    Free Writing Prospectuses.    Each of the Company and the Selling Stockholder represents and agrees that, unless it obtains the prior consent of Wedbush Morgan Securities, Inc., and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Wedbush Morgan Securities, Inc., it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Wedbush Morgan Securities, Inc. is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 165 and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

        7.    Expenses.    The Company and the Selling Stockholder covenant and agree with one and another and the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, including $150,000 of the Underwriters' counsel's fees with respect to the drafting and preparation of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement Among Underwriters, this Agreement, any Blue Sky memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof and securing any required review by the NASD of the terms of the sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and review and in connection with any Blue Sky memoranda; (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all fees and expenses in connection with listing the Shares with the Nasdaq Global Market; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the employees, officers and representatives (other than the Underwriters) of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the Company's consent; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section and (b) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Wedbush Morgan Securities Inc. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Wedbush Morgan Securities Inc. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, except as provided in this Section, Section 9 and Section 12 hereof and stock transfer taxes on resale of any of the Shares by them.

        8.    Conditions of Underwriters' Obligations.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; and all requests for additional information on the part of the Commission shall have been complied with to Wedbush Morgan Securities Inc.'s reasonable satisfaction;

          (b)   O'Melveny & Myers LLP, counsel to the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably request;

          (c)   Snell & Wilmer L.L.P., counsel to the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance previously agreed upon with the Underwriters;

          (d)   Snell & Wilmer L.L.P., counsel to the Selling Stockholder, shall have furnished to the Underwriters their written opinion with respect to the Selling Stockholder, dated such Time of Delivery, in form and substance previously agreed upon with the Underwriters,;

          (e)   The Underwriters shall have received, on each of the date hereof and each Time of Delivery, a letter dated the date hereof or such Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the First Time of Delivery shall use a "cut-off date" not earlier than the date hereof;

          (f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and the Pricing Prospectus) or long-term debt of the Company or any material adverse change in the general affairs, business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (whether or not arising in the ordinary course of business), otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of Wedbush Morgan Securities Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g)   On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the Nasdaq Global Market,

  (iii) a suspension or material limitation in trading in the Company's securities on the Nasdaq Global Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of Wedbush Morgan Securities Inc., to affect materially and adversely the marketability of the Shares or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of Wedbush Morgan Securities Inc., has materially and adversely affected the Company's business or earnings and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h)   The Shares to be sold at such Time of Delivery shall have been accepted for quotation, subject to notice of issuance, on the Nasdaq Global Market System;

          (i)    The Company shall have delivered to Wedbush Morgan Securities Inc. the executed Warrant Agreement substantially in the form set forth in Annex I hereto;

          (j)    Each director and executive officer of the Company and the Selling Stockholder shall have executed and delivered to the Underwriters lock-up agreements in the form of Annex II hereto;

          (k)   The Underwriters shall have received on each Time of Delivery certificates, dated such Time of Delivery, signed by the chief executive officer and the chief financial officer of the Company and the Selling Stockholder, as the case may be, to the effect that:

            (i)    the representations and warranties of the Company and the Selling Stockholder, respectively, contained in this Agreement are true and correct as of such Time of Delivery and that the Company and the Selling Stockholder, respectively, have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Time of Delivery;

            (ii)   no stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

            (iii)  the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto;

            (iv)  such documents contain all statements and information required to be included therein, and the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (v)   since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth;

            (vi)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock), any change in the long-term debt, any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business); and

            (vii) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit, or proceeding to which the Company is a party before or by any court or governmental agency, authority, or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Effect.

If the Company shall fail, refuse or be unable at the Time of Delivery to perform any agreement on its part to be performed hereunder or if any other condition of the Underwriters' obligations is not fulfilled, then this Agreement shall be prevented from becoming effective without any liability on the part of any of the Underwriters. No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of any default by the Company of the provisions of this Agreement which occurred prior to the Underwriters' termination.

        9.    Indemnification and Contribution.

          (a)   The Company agrees to indemnify, defend and hold harmless the Underwriters and their partners, directors and officers, and any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including any legal or other expenses incurred in connection with investigating any claims and defending any actions) which, jointly or severally, the Underwriters or any such person may incur under the Act, the Exchange Act, any other statute, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase, or (iv) otherwise arises out of or is based upon the Directed Share Program; provided, however, that (x) with respect to clause (i) of this paragraph, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wedbush Morgan Securities Inc. expressly for use therein and (y) with respect to clauses (ii), (iii) and (iv) of this paragraph, the Company shall not be liable insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

          (b)   The Selling Stockholder agrees to indemnify, defend and hold harmless the Underwriters and their partners, directors and officers, and any person who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including any legal or other expenses incurred in connection with investigating any claims and defending any actions) which, jointly or severally, the Underwriters or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or such Underwriter by the Selling Stockholder expressly for use therein. Notwithstanding the foregoing, the Selling Stockholder shall not be required to indemnify, defend and hold harmless the Underwriters pursuant to this Section 9(b) in excess of the amount by which the proceeds of this offering (before payment of fees and expense but after deducting underwriting discounts and commissions) received by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c)   Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company and the Selling Stockholder from and against any loss, damage, expense, liability or claim (including any legal or other expenses incurred in connection with investigating any claims and defending any actions) which, jointly or severally, the Underwriters or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such (i) loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by such Underwriter expressly for use therein.

          (d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), (b) or (c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, provided that the omission of any indemnified party so to notify the indemnifying party of any such proceeding shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in Section 9(a), (b), (c) or otherwise. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it, which are different from, conflicting with, or additional to those available to the indemnifying party, (iii) a conflict of interest arises between indemnifying party and indemnified party, or (iv) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which event, such fees and expenses shall be borne by the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Wedbush Morgan Securities Inc., in the case of parties indemnified pursuant to Sections 9(a) and (b), and by the Company or the Selling Stockholder, as the case may be (or by mutual agreement of the Company and the Selling Stockholder if both parties are an indemnified party), in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent, which shall not be unreasonably delayed or denied, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e)   To the extent the indemnification provided for in Sections 9(a), (b) or (c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and/or the Selling Stockholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and/or the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and/or the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f)    The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Stockholder shall not be required to contribute an amount in excess of the amounts by which the proceeds of this offering (before payment of fees and expense but after deducting underwriting discounts and commissions) received by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)   The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors, any person controlling the Company or the Selling Stockholder and (iii) acceptance of and payment for any of the Shares.

        10.    Termination.

          (a)   If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, Wedbush Morgan Securities Inc. may in its sole discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, Wedbush Morgan Securities Inc. does not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to Wedbush Morgan Securities Inc. to purchase such Shares on such terms. In the event that, within the respective prescribed periods, Wedbush Morgan Securities Inc. notifies the Company and the Selling Stockholder that it has so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify Wedbush Morgan Securities Inc. that it has so arranged for the purchase of such Shares, Wedbush Morgan Securities Inc. or the Company and the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in Wedbush Morgan Securities Inc.'s opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by Wedbush Morgan Securities Inc. and/or the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter(s) to purchase the number of Shares which such Underwriter(s) agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by Wedbush Morgan Securities Inc. and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11.    Survival.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder and shall survive delivery of and payment for the Shares.

        12.    Expenses on Termination.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Selling Stockholder shall then have no liability to any Underwriter except as provided in Section 7 and Section 9 hereof; but, if for any other reason this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 8 hereof not having been met, or the Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through Wedbush Morgan Securities Inc. for all reasonable out-of-pocket expenses approved in writing by Wedbush Morgan Securities Inc., including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 7 and Section 9 hereof.

        13.    Notice.    In all dealings hereunder, Wedbush Morgan Securities Inc. shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Wedbush Morgan Securities Inc. on behalf of the Underwriters; and in all dealings with the Selling Stockholder hereunder, Wedbush Morgan Securities Inc. and the Underwriters shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder made or given by any or all of the Attorneys-in-Fact for the Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Wedbush Morgan Securities Inc., 1000 Wilshire Boulevard, 10th Floor, Los Angeles, California 90017, Attention: Equity Capital, Markets; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by Wedbush Morgan Securities Inc. on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14.    Information Provided by the Underwriters and the Selling Stockholder.

          (a)   The Company, the Selling Stockholder and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in the first sentence of the fifth paragraph and the tenth, thirteenth, fourteenth, fifteenth and seventeenth paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by any Underwriter through Wedbush Morgan Securities Inc. expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. In addition, the Company, the Selling Stockholder and the Underwriters acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by any Underwriter through Wedbush Morgan Securities Inc. expressly for use in any Issuer Free Writing Prospectus.

          (b)   The Company, the Selling Stockholder and the Underwriters acknowledge that, for purposes of this Agreement, the statements and information in the third and sixth paragraphs of "Certain Relationships and Related Party Transactions" relating to the Selling Stockholder and the statements and the information in the table relating to the Selling Stockholder set forth under the caption "Principal and Selling Stockholders" in the Pricing Prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

        15.    Governing Law and Dispute Resolution.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (b)   Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City and County of Los Angeles or the courts of the State of California, in each case located in the City and County of Los Angeles (collectively, the "Specified Courts"), and each party submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plea or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          (c)   Notwithstanding the clause 14(b) above, each of the Company, the Selling Stockholder and Wedbush Morgan Securities Inc. (for and on behalf of the Underwriters) shall have the option to refer any disputes which may arise out of or in connection with this Agreement to be finally resolved by arbitration before the NASD. The location for an arbitration hearing shall be in Los Angeles as the NASD may provide.

        16.    Miscellaneous.

          (a)   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Stockholder and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          (b)   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          (c)   This Agreement shall become effective upon the execution and delivery of this Agreement by the parties to this Agreement.

          (d)   This Agreement may only be amended or modified in writing, signed by all of the parties to this Agreement, and no condition herein (express or implied) may be waived, unless waived in writing by each party whom the condition is meant to benefit.

          (e)   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          (f)    The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision of this Agreement. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes as are necessary to make it valid and enforceable.

          (g)   The Company, the Selling Stockholder and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder has consulted their own legal advisors to the extent they deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

[remainder of page intentionally left blank]

        If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company, and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

        Any person executing and delivering this Agreement as Attorney in Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by the Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney in Fact to take such action.

Very truly yours,
WILLDAN GROUP, INC.
By:
Name: Title:
THE 1994 DAN W. HEIL AND LINDA LEE HEIL REVOCABLE TRUST, as Selling Stockholder
By:

Name:
Attorney-in-Fact

Accepted as of the date hereof WEDBUSH MORGAN SECURITIES INC.
By:
(Wedbush Morgan Securities Inc. on behalf of each of the Underwriters) Name: Title:

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Wedbush Morgan Securities Inc.

TOTAL	2,800,000	420,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	2,000,000	420,000
The Selling Stockholder
The 1994 Dan W. Heil and Linda Lee Heil Revocable Trust(1)	800,000	—

TOTAL	2,800,000	420,000

(1)
The Selling Stockholder is represented by Snell & Wilmer L.L.P., and has appointed Mallory McCamant and Win Westfall as the Attorneys-in-Fact for the Selling Stockholder. The address for the Selling Stockholder is Mrs. Linda Heil, Trustee, 1994 Dan W. Heil and Linda Lee Heil Revocable Trust, 1670 Amate Drive, La Habra Heights, California 90631.

SCHEDULE III(a)

SCHEDULE III(b)

ANNEX I

Form of Warrant Agreement

Annex I1

ANNEX II

LOCK-UP AGREEMENT

                        , 2006

Wedbush Morgan Securities
As Representative of the Several Underwriters
1000 Wilshire Boulevard, 10th Floor
Los Angeles, California 90017

  Re:
  Public Offering of Willdan Group, Inc.

Ladies and Gentlemen:

        Each of the undersigned, a holder of common stock (the "Common Stock"), or rights to acquire Common Stock, of Willdan Group, Inc. (the "Company") understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of shares of Common Stock of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In consideration of the Underwriters' agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, each of the undersigned (sometimes referred to herein individually as a "Holder") hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Wedbush Morgan Securities on behalf of the Underwriters, such Holder will not, commencing on the date (the "Effective Date") on which the Securities and Exchange Commission (the "Commission") declares effective the Registration Statement on Form S-1 filed with the Commission in connection with the Public Offering through and including the period ending 180 days (the "Lock-Up Period") after the date of the final prospectus relating to the Public Offering (the "Prospectus"), directly or indirectly, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (the "Securities"), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such transaction is to be settled by delivery of Common Stock or any such securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2) above (any transaction specified in clause (1), (2) or (3), being a "Transfer"). In addition, each of the undersigned agrees that, without the prior written consent of Wedbush Morgan Securities on behalf of the Underwriters, such Holder will not, commencing on the date hereof through and including the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Securities. The foregoing shall not apply to (a) the sale of any Securities directly to the Company, (b) Securities to be transferred by gift, will or intestacy, (c) the sale of any Securities to be sold pursuant to the Prospectus, (d) Securities transferred to any custodian or trustee for the account of the undersigned or such undersigned's immediate family or (e) Securities transferred to partners, members, shareholders or affiliates (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that for clauses (b), (d) and (e), any transferee agrees in

Annex II-1

writing to be bound by the terms hereof. "Immediate family" as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

        Notwithstanding the foregoing, if (x) during the period that begins on the date that is 17 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the date that is 18 calendar days after the date of such issuance of the earnings release or the material news or the material event occurs; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

        In addition, each of the undersigned will not, commencing on the date hereof until the Effective Date, directly or indirectly Transfer any Securities to any transferee other than the Company, unless such transferee of such Transfer agrees in writing to be bound by the terms hereof.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Securities, are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Letter Agreement.

        Each of the undersigned hereby represents and warrants that such Holder has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        Each of the undersigned understands that, if the Underwriting Agreement does not become effective by November 30, 2006, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

        Each of the undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

        This Letter Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The obligations of the undersigned are several and not joint.

Annex II-2

        This lock-up agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name of Stockholder—Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity—Please Print)

(Title of Signatory if Stockholder is an entity—Please Print)
Address:

Annex II-3

QuickLinks

  Exhibit 1.1
SCHEDULE I
SCHEDULE II
SCHEDULE III(a)
SCHEDULE III(b)
ANNEX I
ANNEX II LOCK-UP AGREEMENT